Exhibit 3.1

WEST VIRGINIA

AMENDMENT TO

LIMITED PARTNERSHIP

In accordance with WV Code §47-9, the undersigned limited partnership adopts the following Articles of Amendment to its Certificate of Limited Partnership:

1.	The name of the limited partnership is: PDC 2001-A Limited Partnership

2.	The date of the adoption of the amendment(s) was: December 29, 2011

3.	Change of Name Information or Text of Amendment:

Change of name from: PDC 2001-A Limited Partnership

Change of name to: Colorado 2001A Limited Partnership

Other amendment(s) (attach additional pages to form, if needed)

4.

Contact name and number of person to reach in case of problem with filing: (optional, however, listing one may help to avoid a return or rejection of filing, if there appears to be a problem with the document)

Sue Sander	303-831-3929
Contact Name	Phone Number

5.	Signature of person executing document: *An amendment must be signed by at least one general partner and by each other general partner designated in the amendment as a new member.*

Signature of general partner: /s/ Daniel W. Amidon for General Partner PDC

Signature of general partner:

Signature of general partner:

Business e-mail address, if any: ssander@petd.com